EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that I, the undersigned, a director of The Travelers Companies, Inc., a Minnesota corporation (the “Company”), do hereby make, nominate and appoint Christine K. Kalla and Wendy C. Skjerven, and each of them, with full powers to act without the other, as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign on my behalf a Registration Statement on Form S-8 of The Travelers Companies, Inc. (the “Registration Statement”) relating to the registration of common stock of the Company pursuant to The Travelers Companies, Inc. 2023 Stock Incentive Plan and to make such changes in and additions and amendments to the Registration Statement (including post-effective amendments) and to sign the same on my behalf, and to file the Registration Statement and all amendments to the Registration Statement, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and shall have the same force and effect as though I had manually signed such Registration Statement.

/s/ Alan L. Beller	May 19, 2023
Alan L. Beller

/s/ Janet M. Dolan	May 19, 2023
Janet M. Dolan

/s/ Russell G. Golden	May 24, 2023
Russell G. Golden

/s/ Patricia L. Higgins	May 19, 2023
Patricia L. Higgins

/s/ William J. Kane	May 19, 2023
William J. Kane

/s/ Thomas B. Leonardi	May 19, 2023
Thomas B. Leonardi

/s/ Clarence Otis Jr.	May 19, 2023
Clarence Otis Jr.

/s/ Elizabeth E. Robinson	May 19, 2023
Elizabeth E. Robinson

/s/ Philip T. Ruegger III	May 19, 2023
Philip T. Ruegger III

/s/ Rafael Santana	May 19, 2023
Rafael Santana

/s/ Todd C. Schermerhorn	May 19, 2023
Todd C. Schermerhorn

/s/ Laurie J. Thomsen	May 19, 2023
Laurie J. Thomsen

/s/ Bridget A. van Kralingen	May 19, 2023
Bridget A. van Kralingen